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                                                                   Exhibit 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Variable Series Funds, Inc.:

We consent to the use in Post-Effective Amendment No. 30 to Registration Statement No. 2-74452 of our report dated February 20,1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in each form of Prospectus, which also is a part of such Registration Statement.




Deloitte & Touche LLP
Princeton, New Jersey
April 16, 1998
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                                                                  Exhibit 11

INDEPENDENT AUDITORS' CONSENT

Capital Focus Fund and Global Growth Focus Fund of
Merrill Lynch Variable Series Funds, Inc.:

We consent to the use in Post-Effective Amendment No. 30 to Registration Statement No. 2-74452 of our report dated April 16, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement.




Deloitte & Touche LLP
Princeton, New Jersey
April 16, 1998